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                                                                   EXHIBIT 10.16




                               SERVICES AGREEMENT

         THIS AGREEMENT is made this 29th day of February, 1996, by and between MCINNES STEEL COMPANY, a Pennsylvania corporation (hereinafter called "Corporation"), and STEPHEN J. MAHONEY (hereinafter called "Mahoney").

                              W I T N E S S E T H:

         WHEREAS, Mahoney has extensive managerial experience and abilities and has been in the continuous full-time employ of the Corporation for thirty (30) years, most recently serving in the capacity as President.

         WHEREAS, Corporation is now a wholly owned subsidiary of Centrum Industries, Inc., a Delaware corporation ("Centrum"). Corporation wishes to retain the services of Mahoney and Mahoney wishes to provide services to the Corporation on the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and as a condition to Centrum's obligation to consummate the transactions contemplated in the Agreement and Plan of Reorganization ("Acquisition Agreement"), the parties, each intending to be legally bound, agree as follows:

         1. SERVICE. Corporation hereby agrees to retain Mahoney and Mahoney hereby agrees to serve Corporation for the period and upon the terms and conditions contained in this Agreement.

         2. TERM. This Agreement shall be for a term of four (4) years, commencing as of February 29, 1996 and ending on February 28, 2000, unless sooner terminated as hereinafter provided.

         3.      OFFICE AND DUTIES.

                 (a) Throughout the term of this Agreement, Mahoney agrees to serve the Corporation as a general consultant and advisor to the management of the Corporation on matters pertaining to the business of the Corporation. Subject to the limitations provided in paragraph 3(b) of this Agreement, Mahoney shall be available to render consultive and advisory services to the Corporation when requested by the Chairman of the Board of the Corporation (the "Chairman") or such other officer of the Corporation as may be designated from time to time by the Chairman, on an as needed basis. Mahoney shall report only to the Chairman, and, subject to the limitations provided in paragraph 3(b) of this Agreement, shall devote his best efforts and such time as shall be necessary to perform his duties and to advance the interests of the Corporation.

                 (b) Commencing on the date hereof, Mahoney shall be available at such times and places as shall be deemed necessary by the Chairman during the Corporation's regular business hours for a maximum of: forty-five (45) days in year one and up to thirty (30)
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days in each year thereafter during the term of this Agreement.  The parties hereto recognize that the nature of the services to be rendered by Mahoney during the second, third and fourth years of the term of this Agreement will not require his presence at the premises where the Corporation's business is being conducted or elsewhere for any particular or minimum amount of time. His services may be rendered to the Corporation at such times as are convenient to him and at and from such places to which he may travel or at which he may be permanently or temporarily residing. Mahoney's death or disability prior to the expiration of the term of this Agreement shall not result in any diminution or forfeiture of the compensation which he is to be paid pursuant to paragraph 4 and, in the event of his death, it shall be paid to his widow or, if none, to his estate.

                 (c) Throughout the term of this Agreement and subject to the limitation in subparagraph 3(b) of this Agreement, Mahoney shall devote such working time, energy, skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of Corporation.

         4. COMPENSATION. For all of the services rendered by Mahoney to the Corporation, Mahoney shall receive an annual consulting fee of: One Hundred Thousand Dollars ($100,000) for year one; Seventy Five Thousand Dollars ($75,000) for year two; Seventy Five Thousand Dollars ($75,000) for year three; and Fifty Thousand Dollars ($50,000) year four, payable in periodic installments in accordance with the Corporation's regular payroll practices in effect from time to time.

         5. FRINGE BENEFITS. During the term of this Agreement, the Corporation will reimburse Mahoney for up to Seven Hundred Fifty and 00/100 Dollars ($750.00) per year for tax preparation services. Until such time that Mahoney reaches age 65, Mahoney shall be entitled to participate in and receive the benefits of Corporation's group medical and dental plans or programs made available to other executive officers of Corporation which shall be and remain comparable to those offered by the Corporation immediately prior to the date hereof. After Mahoney reaches age 65, the Corporation will provide a Medicare Supplementing Policy (like 65+) of the kind heretofore provided to retiring executive officers of the Corporation. For the term of this Agreement and thereafter to the extent consistent with the past practices of the Corporation, the Corporation shall reimburse Mahoney under the prescription/medical reimbursement plan, up to a maximum of Three Thousand Five Hundred Dollars ($3,500.00) per year, and provide to Mahoney while he lives in Corry, Pennsylvania, landscape and snow removal services generally made available to other executive officers of the Corporation.





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         6.      AUTOMOBILE AND EXPENSES.

                 (a) The Corporation will purchase or lease and make available to Mahoney a new Lincoln Continental automobile for his exclusive use during the term of this Agreement with an option in his favor to purchase the automobile at the price specified in the lease at the expiration of the term of this Agreement. Mahoney shall be reimbursed for all reasonable expenses incurred in the operation and maintenance of such car consistent with the Corporation reimbursement procedures and practices in effect from time to time.

                 (b) During the term of this Agreement, the Corporation will reimburse Mahoney for all reasonable expenses incurred by Mahoney at the request of the Chairman in connection with the performance of Mahoney's duties hereunder upon receipt of vouchers therefor and in accordance with Corporation's regular reimbursement procedures and practices in effect from time to time.

         7.      Intentionally deleted.

         8. CORPORATION PROPERTY. All materials or data of any kind furnished to Mahoney by Corporation or Centrum, or developed by Mahoney on behalf of Corporation or Centrum, or at the request of Corporation or Centrum, or otherwise in connection with Mahoney's services hereunder, are and shall remain the sole property of Corporation or Centrum, whichever applicable; if Corporation or Centrum requests the return of such materials at any time during, at or after the termination of Mahoney's employment, Mahoney shall immediately deliver the same to Corporation or Centrum, whichever applicable.

         9.      NONCOMPETITION, TRADE SECRETS, ETC.

                 (a) Mahoney agrees that, except as set forth herein, for a period of five (5) years from the date hereof, within the area of the North American Free Trade Agreement, he shall not directly or indirectly:

                          (i)     solicit, induce or encourage any employee of
Centrum, any of its affiliates of Centrum (the "Centrum Affiliates") or the Corporation or any of its subsidiaries to terminate his or her relationship with Centrum, the Centrum Affiliates or the Corporation or any of its subsidiaries; or

                     (ii) employ or establish a business relationship with any individual who was employed by Centrum, the Centrum Affiliates or the Corporation or any of its subsidiaries during the preceding twelve (12) month period; or





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                   (iii)  encourage or assist any individual or entity in a
business which is competitive with Centrum, the Centrum Affiliates or the Corporation or any of its subsidiaries to employ or establish a business relationship with any individual who was employed by Centrum, the Centrum Affiliates, the Corporation or any of its subsidiaries during the preceding twelve (12) month period; or

                    (iv) solicit, induce or encourage any suppliers, customers or prospective customers to terminate or reduce in scope their relationship with Centrum, the Centrum Affiliates or the Corporation or any of its subsidiaries; or

                     (v) solicit or assist any individual or entity in the solicitation of business from, or performance of work for, any customers or prospective customers of Centrum, the Centrum Affiliates or the Corporation or any of its subsidiaries; or

                    (vi) engage in (as a principal, agent, consultant, partner, director, officer, employee, stockholder, investor or otherwise), alone or in association with any person or entity, or be financially interested in, any business which is competitive with Centrum, the Centrum Affiliates or the Corporation or any of its subsidiaries. Notwithstanding the foregoing, Mahoney shall be entitled to hold shares of a publicly-traded company so long as such shares do not represent more than one percent (1%) of the outstanding capital of such company.

                 (b) For purposes of paragraph 9, "customers" shall mean those customers to or for whom Centrum, the Centrum Affiliates or the Corporation supplied products or performed services during the twelve (12) months preceding the date in question, and "prospective customers" shall mean persons or entities whose business was solicited by Centrum, the Centrum Affiliates or the Corporation or any of its subsidiaries during the twelve (12) months preceding the date in question.

                 (c) Mahoney shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company, (i) any confidential information regarding the business methods, business policies, business strategies, marketing plans, survey procedures, statistical techniques, research or development projects or results, trade secrets or other processes of, or developed by, the Corporation, or (ii) any confidential data on or relating to past, present or prospective customers of the Corporation, or (iii) budgets, forecasts, pricing information or unpublished financial information or any other confidential information relating to or dealing with the business operations or activities of the Corporation.





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                 (d)      Mahoney acknowledges and agrees that (i) the
covenants set forth in this paragraph 9 are essential elements of the transactions contemplated by the Acquisition Agreement, that Mahoney is receiving adequate consideration hereunder, and that such covenants are reasonable and necessary in order to protect the legitimate interests of Centrum, the Centrum Affiliates, and the Corporation; (ii) Centrum, the Centrum Affiliates, and the Corporation will not have any adequate remedy at law if Mahoney violates the terms hereof or fails to perform any of his obligations hereunder; and (iii) Centrum, the Centrum Affiliates, and the Corporation shall have the right, in addition to any other rights any of them may have under applicable law, to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce any such covenant or any other obligations of Mahoney under, this Agreement, as well as to obtain damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Centrum or the Corporation may be entitled.

                 (e) If the period of time or territorial scope of any restriction set forth in paragraph 9(a) should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the territory shall be reduced by the elimination of such unreasonable portion thereof, or both, so that such restrictions may be enforceable for such time and in the manner adjudged to be reasonable. If Mahoney violates any of the restrictions contained in paragraph 9(a), then the restrictive period shall not run in favor of Mahoney from the time of the commencement of any such violation until such time as such violation shall be cured by Mahoney.

    10. INDEPENDENT CONTRACTOR. Mahoney shall conduct any and all services pursuant to this Agreement as an independent contractor. No relationship of employer and employee, joint venture or partnership will be created by this Agreement. Mahoney will act hereunder as an independent contractor, and except as expressly provided herein, with no claim under this Agreement or otherwise against the Corporation for vacation pay, sick leave, retirement benefits, social security, workers compensation, disability or unemployment insurance benefits. Except as otherwise specifically set forth in paragraph 6 of this Agreement, Mahoney shall be solely responsible for, and shall not have any claim against, the Corporation, for any business expenses incurred by Mahoney as a result of or in performance of his obligation under this Agreement. As an independent contractor, Mahoney will be responsible for the payment of any applicable federal, state and local taxes that may arise as a result of monies he shall receive from the Corporation. Mahoney shall promptly pay all said applicable taxes and, upon request, furnish the Corporation with evidence of said payment.





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Mahoney agrees to indemnify the Corporation for any monies paid by reason of
Mahoney's failure to pay any applicable federal, state or local taxes on any amounts paid to Mahoney under the terms of this Agreement.

                 11.  MISCELLANEOUS.

                 (a)      INDULGENCES, ETC.        Neither the failure nor any
delay on the part of Centrum, any Centrum Affiliate, or the Corporation to exercise any right, remedy, power or privilege under this Agreement (a "Right") shall operate as a waiver thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence. No waiver shall be effective against Centrum or the Corporation unless it is in writing and is signed by Centrum or the Corporation, as the case may be.

                 (b) NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally or by recognized overnight courier service or by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):


                          (i)     If to Mahoney:

                                  Stephen J. Mahoney
                                  19019 Hillcrest Drive
                                  Corry, Pennsylvania 16407-0901

                 with a COPY, given in the manner prescribed above, to:

                                  Edward Walsh, Esq.
                                  Vetter, Price
                                  805 Third Avenue
                                  22nd Floor
                                  New York, NY  10022
                                  Fax No.: (212) 407-7799

                          (ii)    If to Corporation or Centrum, or an Centrum
                                  Affiliate:

                                  Centrum Industries, Inc.
                                  6135 Trust Drive
                                  Suite 104A
                                  Holland, Ohio 43528
                                  Attention: George Wells, President
                                  Fax No.: (419) 868-3442





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                 with a COPY, given in the manner prescribed above, to:

                                  John W. Hilbert II, Esq.
                                  Fuller & Henry P.L.L.
                                  One SeaGate, Suite 1700
                                  P.O. Box 2088
                                  Toledo, Ohio 43603-2088
                                  Fax No.: (419) 247-2665

                 (c) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania; provided, however, that if any provision of this Agreement shall be deemed invalid or unenforceable under the laws of the State of Pennsylvania, this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

                 (e) BINDING NATURE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of Centrum, the Centrum Affiliates, and the Corporation and their respective successors and assigns and shall be binding upon Mahoney, his heirs and legal representatives.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                                    MCINNES STEEL COMPANY


                                                    By  /s/ George H. Wells
                                                        ------------------------

                                                    MAHONEY


                                                    /s/ Stephen J. Mahoney
                                                    ----------------------------
                                                    STEPHEN J. MAHONEY










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